                                                               Sub-Item 77Q1(e)

                                AMENDMENT NO. 1
                                      TO
                    MASTER INTERGROUP SUB-ADVISORY CONTRACT

   This Amendment dated as of December 3, 2012, amends the Master Intergroup Sub-Advisory Contract (the "Contract"), dated June 1, 2010 by and among Invesco Advisers, Inc. (the "Adviser"), on behalf of Invesco Van Kampen Dynamic Credit Opportunities Fund, and each of Invesco Canada Ltd., Invesco Asset Management Deutschland GmbH, Invesco Asset Management Limited, Invesco Asset Management (Japan) Ltd., Invesco Australia Limited, Invesco Hong Kong Limited, and Invesco Senior Secured Management, Inc. (each a "Sub-Adviser" and, collectively, the "Sub-Advisers").

   WHEREAS, the Trust desires to amend the Agreement to change the name of the Trust from Invesco Van Kampen Dynamic Credit Opportunities Fund to Invesco Dynamic Credit Opportunities Fund;

   IN WITNESS WHEREOF, the parties hereto have caused this Contract to be executed by their officers designated as of the day and year first above written.

                                         INVESCO ADVISERS, INC.

                                         Adviser

                                         BY:      /s/ John M. Zerr
                                                  -----------------------------
                                         NAME:    John M. Zerr
                                         TITLE:   Senior Vice President

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
INVESCO ASSET MANAGEMENT DEUTSCHLAND GMBH                  INVESCO ASSET MANAGEMENT LIMITED

Sub-Adviser                                                Sub-Adviser

By:     /s/_Alexander Lehmann   /s/ C. Puschmann           By:     /s/ M. McLoughlin
        ----------------------------------------                   --------------------------------
Name:   Alexander Lehmann       C. Puschmann               Name:   M. McLoughlin
Title:  Managing Director       Managing Director          Title:  Director

INVESCO ASSET MANAGEMENT (JAPAN) LIMITED                   INVESCO AUSTRALIA LIMITED

Sub-Adviser                                                Sub-Adviser

By:     /s/ Masakazu Hasegawa                              By:     /s/ Nick Burrell
        ----------------------------------------                   --------------------------------
Name:   Masakazu Hasegawa                                  Name:   Nick Burrell
Title:  Managing Director                                  Title:  Company Secretary

INVESCO HONG KONG LIMITED                                  INVESCO SENIOR SECURED MANAGEMENT, INC.

Sub-Adviser                                                Sub-Adviser

By:     /s/ Fanny Lee       /s/ Gracie Liu                 By:     /s/ Jeffrey H. Kupor
        ----------------------------------------                   --------------------------------
Name:   Fanny Lee           Gracie Liu                     Name:   Jeffrey H. Kupor
Title:  Director            Director                       Title:  Secretary & General Counsel

INVESCO CANADA LTD.

Sub-Adviser

By:     /s/ Harsh Damani    /s/ Jamie Kingston
        ----------------------------------------
Name:   Harsh Damani        Jamie Kingston
Title:  SVP Fund Admin      SVP Product

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                                   EXHIBIT A

                           ADDRESSES OF SUB-ADVISERS
                           -------------------------

Invesco Asset Management Deutschland GmbH
An der Welle 5, 1st Floor
Frankfurt, Germany 60322

Invesco Asset Management Limited
30 Finsbury Square
London, United Kingdom
EC2A 1AG
ENGLAND

Invesco Asset Management (Japan) Limited
14th Floor, Roppongi Hills Mori Tower,
10-1, Roppongi 6-chome, Minato-ku,
Tokyo, Japan 106-6114

Invesco Australia Limited
333 Collins Street, Level 26
Melbourne Victoria 3000, Australia

Invesco Hong Kong Limited
41/F Citibank Tower
3 Garden Road, Central
Hong Kong

Invesco Senior Secured Management, Inc.
1166 Avenue of the Americas, 27th Floor
New York, NY 10036
USA

Invesco Canada Ltd.
5140 Yonge Street
Suite 900
Toronto, ON, M2N 6X7